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                                                                    EXHIBIT 21.1

                             LIST OF SUBSIDIARIES

                           NAME                           STATE OF INCORPORATION
                  -------------------------               ----------------------
Concentra Management Services, Inc......................  Nevada
Concentra Preferred Systems, Inc........................  Delaware
First Notice Systems, Inc...............................  Delaware
Focus Healthcare Management, Inc........................  Tennessee
Hillman Consulting, Inc.................................  Nevada
CRA Managed Care of Washington, Inc.....................  Washington
CRA-MCO, Inc............................................  Nevada
Drug-Free Consortium, Inc...............................  Texas
Concentra Managed Care Services, Inc....................  Massachusetts
Concentra Health Services, Inc..........................  Nevada
Concentra Managed Care Business Trust...................  Massachusetts
Occucenters I, L.P......................................  Texas
OCI Holdings, Inc.......................................  Nevada
Concentra Laboratory, L.L.C.............................  Delaware